UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2019
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________
Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road	92121
San Diego	(Zip Code)
California
(Address of principal executive offices)
(858) 794-8889
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On October 30, 2019, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”) approved a corporate restructuring to halt development activities for PEGPH20 and close the Company’s oncology operations. This decision resulted from the determination that the Company’s HALO-301 Phase 3 clinical study evaluating investigational new drug PEGPH20 as a first-line therapy for the treatment of patients with metastatic pancreatic cancer failed to reach the primary endpoint of overall survival. The restructuring will reduce the Company’s workforce by approximately 55%, or approximately 160 employees. The majority of the personnel and program restructuring will be completed by January 2020.
The Company expects to incur charges under the corporate restructuring during the fourth quarter of 2019 and the first half of 2020, including costs of employee severance and other costs related to workforce reductions and lease and other contract terminations.  The Company has not yet completed its analysis of the costs associated with implementation of the corporate restructuring, and therefore is not yet in a position to make a good faith estimate of the amount, or range of amounts, of these costs.  The Company will amend this Current Report on Form 8-K at such time as its management is able in good faith to estimate the amount, or range of amounts, of these costs.
Item 2.06 Material Impairments.
In connection with the corporate restructuring addressed in Item 2.05 above, the Company expects to impair certain right-of-use assets related to abandoned leases. The Company has not yet completed its analysis of the costs associated with the impairment, and therefore is not yet in a position to make a good faith estimate of the amount, or range of amounts, of these costs.  The Company will amend this Current Report on Form 8-K at such time as its management is able in good faith to estimate the amount, or range of amounts, of these costs.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    In connection with the reduction in the Company’s workforce addressed in Item 2.05 above, the Company has determined that three of the Company’s named executive officers (Harry Leonhardt, Senior Vice President and General Counsel; Dimitrios Chondros, Senior Vice President and Chief Medical Officer; and Benjamin J. Hickey, Senior Vice President and Chief Commercial Officer) will be leaving the Company following completion of agreed transition duties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

November 5, 2019	By:	/s/ Harry J. Leonhardt, Esq.

	Name:	Harry J. Leonhardt, Esq.
	Title:	Senior Vice President, General Counsel and Corporate Secretary